As filed with the Securities and Exchange Commission on January 7, 2026
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
Constellation Energy Corporation
(Exact name of registrant as specified in its charter)
Pennsylvania (State or other jurisdiction of incorporation or organization)	87-1210716 (I.R.S. Employer Identification Number)
1310 Point Street
Baltimore, Maryland 21231-3380
(833) 883-0162
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Shane P. Smith
Executive Vice President and Chief Financial Officer
Constellation Energy Corporation
1310 Point Street
Baltimore, Maryland 21231-3380
(833) 883-0162
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:
Arden T. Phillips, Esquire Corporate Secretary Constellation Energy Corporation 1310 Point Street Baltimore, Maryland 21231-3380 (833) 883-0162	Matthew R. Pacey, P.C. Anthony L. Sanderson Kirkland & Ellis LLP 609 Main Street Houston, Texas 77002 (713) 836-3600
Approximate date of commencement of proposed sale to the public:   From time to time after the effective date of this registration statement.
If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box.   ☐
If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.   ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.   ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.   ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large Accelerated Filer	☒	Accelerated Filer	☐	Non-accelerated Filer	☐	Smaller Reporting Company	☐	Emerging Growth Company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.   ☐

PROSPECTUS
CONSTELLATION ENERGY CORPORATION
Common Stock
49,633,207 Shares of Common Stock
This prospectus relates to the proposed offering and resale, from time to time, by (i) the selling shareholders identified herein of up to 49,633,207 shares of common stock, without par value (the “Common Stock”), of Constellation Energy Corporation, a Pennsylvania corporation (“Constellation,” “we,” “our” or “us”), in amounts, at prices and on terms that will be determined at the time of the applicable offering, and (ii) certain additional selling shareholders (collectively with the selling shareholders identified herein, the “Selling Shareholders”) to be set forth in a prospectus supplement, in a post-effective amendment or in filings we make with the U.S. Securities and Exchange Commission (“SEC”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in this prospectus of shares of Common Stock (collectively with the shares offered by the selling shareholders identified herein, the “Offered Shares”), in amounts, at prices and on terms that will be determined at the time of the applicable offering. The Selling Shareholders acquired these shares in connection with the consummation of the transactions contemplated by that certain Agreement and Plan of Merger, dated as of January 10, 2025 (the “Merger Agreement”), by and among Calpine Corporation, a Delaware corporation (“Calpine”), CPN CS Holdco Corp., a Delaware corporation and wholly owned subsidiary of Calpine (“New Company”), CPN CKS Corp., a Delaware corporation and wholly owned subsidiary of New Company, Constellation, Cascade Transco Inc., a Delaware corporation and an indirect, wholly owned subsidiary of Constellation, Cascade Transco — 1, LLC, a Delaware limited liability company and an indirect, wholly owned subsidiary of Constellation, and Volt Energy Holdings GP, LLC, a Delaware limited liability company, solely in its capacity as the representative of the stockholders of Calpine (such transactions, the “Merger”).
Constellation is not selling any shares of Common Stock under this prospectus, and Constellation will not receive any of the proceeds from the sales of the Offered Shares, but will incur expenses in connection with any offering. See “Selling Shareholders” and “Plan of Distribution” for more information.
This prospectus provides you with a general description of the manner in which the Selling Shareholders may offer or sell the Offered Shares. More specific terms may be provided in a prospectus supplement that describes, among other things, the specific amounts and prices of the Offered Shares being offered and the terms of the offering. Such prospectus supplement, if any, may also add, update or change information contained in this prospectus. The Selling Shareholders may offer and sell the Offered Shares to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. The price at which the Selling Shareholders may sell the Offered Shares will be determined by the prevailing market for the Offered Shares or in negotiated transactions that may be at prices other than prevailing market prices. See “Plan of Distribution” elsewhere in this prospectus for more information about how the Selling Shareholders may sell or otherwise dispose of the Offered Shares. Constellation’s registration of the Offered Shares does not mean that the Selling Shareholders will offer or sell any shares of Common Stock.
Our Common Stock is listed on the Nasdaq Stock Market LLC (the “Nasdaq”) and trades under the symbol “CEG.” On January 6, 2026, the last reported sale price of our Common Stock on the Nasdaq was $354.58.
Investing in our securities involves a high degree of risk. You should carefully consider the matters discussed under the section entitled “Risk Factors” on page 2 of this prospectus and included in our periodic reports and other information filed with the SEC before investing in our Common Stock.
Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is January 7, 2026.

i

ABOUT THIS PROSPECTUS
This prospectus is part of an “automatic shelf” registration statement on Form S-3 that Constellation is filing with the SEC, as a “well-known seasoned issuer” (as defined in Rule 405 of the Securities Act of 1933, as amended (the “Securities Act”)), using a “shelf” registration process. Under this process, using this prospectus and, if required, one or more prospectus supplements, the Selling Shareholders may, from time to time, offer and sell the Common Stock described in this prospectus in one or more offerings.
This prospectus provides you with a general description of the Common Stock that the Selling Shareholders may offer. Each time the Selling Shareholders sell Offered Shares, we will, to the extent required by law, provide a prospectus supplement that will contain specific information about the terms of the offering. Prospectus supplements also may add to, update or change information in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement or any related free writing prospectus that we prepare or authorize, you should rely on the information in the prospectus supplement or related free writing prospectus. You should carefully read both this prospectus and any prospectus supplement together with additional information described below under the headings “Where You Can Find More Information” and “Documents Incorporated by Reference.”
For more detailed information about the Offered Shares, you should read the exhibits to the registration statement. Those exhibits have either been filed with the registration statement or incorporated by reference to earlier SEC filings listed in the registration statement.
You should rely only on information contained in this prospectus and which is incorporated by reference or the documents to which we have referred you. We and the Selling Shareholders have not authorized anyone to provide you with information that is different or additional. If anyone provides you with different or additional information, you should not rely on it.
This prospectus and related prospectus supplement or free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus or an offer to sell or the solicitation of an offer to buy securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus, any accompanying prospectus supplement and any free writing prospectus is accurate as of the date on its respective cover, and that any information incorporated by reference herein or therein is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates and may change again.
We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

ii

FORWARD-LOOKING STATEMENTS
This prospectus, any prospectus supplement, any related free writing prospectus and the documents incorporated or deemed incorporated by reference as described under the heading “Where You Can Find More Information” and “Documents Incorporated by Reference” contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties. Words such as “could,” “may,” “expects,” “anticipates,” “will,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “predicts,” and variations on such words, and similar expressions that reflect our current views with respect to future events and operational, economic, and financial performance, are intended to identify such forward-looking statements. These forward-looking statements are based on assumptions, expectations and assessments made by our management in light of their experience and their perception of historical trends, current conditions, expected future developments and other factors they believe to be appropriate. Any forward-looking statements are not guarantees of our future performance and are subject to risks and uncertainties. These forward-looking statements include, but are not limited to, statements regarding the Merger. This includes statements regarding the financing of the Merger and the pro forma combined company and its operations, strategies and plans, enhancements to investment-grade credit profile, synergies, opportunities and anticipated future performance and capital structure, and expected accretion to earnings per share and free cash flow. Information adjusted for the Merger should not be considered a forecast of future results.
Forward-looking statements are based on current expectations, estimates and assumptions that involve a number of risks and uncertainties that could cause actual results to differ materially from those projected. The factors that could cause actual results to differ materially from the forward-looking statements made by us include those factors discussed herein, as well as the items discussed in (i) our 2024 Annual Report in (a) Part I, ITEM 1A. Risk Factors, (b) Part II, ITEM 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations, and (c) Part II, ITEM 8. Financial Statements and Supplementary Data: Note 18 — Commitments and Contingencies; (ii) our 2025 Quarterly Reports in (a) Part II, ITEM 1A. Risk Factors, (b) Part I, ITEM 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations, and (c) Part I, ITEM 1. Financial Statements: Note 13 — Commitments and Contingencies; and (iii) other factors discussed in filings with the SEC by us.
You are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date on the front of this prospectus or, as the case may be, as of the date on which we make any subsequent forward-looking statement that is deemed incorporated by reference. We do not undertake any obligation to update or revise any forward-looking statement to reflect events or circumstances after the date as of which any such forward-looking statement is made.

iii

PROSPECTUS SUMMARY
This summary highlights information contained elsewhere in this prospectus. This summary does not contain all of the information that you should consider before deciding to invest in our Common Stock. You should read the entire prospectus carefully, including “Risk Factors” beginning on page 2, “Forward-Looking Statements” beginning on page iii and the documents incorporated by reference, which are described under “Documents Incorporated by Reference” beginning on page 13, before making an investment decision.
Our Business
We are the largest private-sector power producer in the world and the nation’s largest producer of clean and reliable energy. With 55 gigawatts of capacity from nuclear, natural gas, geothermal, hydro, wind and solar facilities, our fleet has the generating capacity to power the equivalent of 27 million homes, providing about 10% of the nation’s clean energy and delivering the around-the-clock reliability needed to power America’s growing economy. We are also the largest nuclear energy company in the U.S. and a leading competitive retail supplier, serving more than 2.5 million homes, businesses and public sector customers nationwide, including three-fourths of the Fortune 100. We are committed to investing in innovation and new technologies to drive the transition to a reliable, sustainable and secure energy future.
Corporate Information
We were incorporated under the laws of the Commonwealth of Pennsylvania on June 15, 2021. Our principal executive offices are located at 1310 Point Street, Baltimore, Maryland 21231. The telephone number at our principal executive offices is (833) 883-0162. Our website address is http://www.constellationenergy.com. Information on or accessible through our website is not incorporated by reference into this prospectus and does not constitute part of this prospectus.
The Offering
This prospectus relates to the possible resale of shares of Common Stock, which were issued by us to the Selling Shareholders in connection with the consummation of the Merger.
In connection with the closing of the Merger, on January 7, 2026, we entered into a registration rights agreement (the “Registration Rights Agreement”) with certain of the Selling Shareholders. See “Selling Shareholders.” Pursuant to the terms of both the Merger Agreement and the Registration Rights Agreement, among other things and subject to certain restrictions, we are required to file with the SEC a registration statement on Form S-3 to register the resale of the Registrable Securities (as defined in each of the Merger Agreement and the Registration Rights Agreement, as applicable).
The Selling Shareholders will determine when and how each shareholder sells the shares of Common Stock offered in this prospectus, as described in “Plan of Distribution.” See “Selling Shareholders” for additional information concerning the Merger and the Selling Shareholders. We will not receive any of the proceeds from the sale of the shares of Common Stock being offered pursuant to this prospectus.

RISK FACTORS
Investing in our securities involves significant risks. You should review carefully the risks and uncertainties described in Part I, Item 1A of our 2024 Annual Report and in Part II, Item 1A of our 2025 Quarterly Reports, which are incorporated by reference in this prospectus, and under the caption “Risk Factors” or any similar caption in the other documents and reports that we file with the SEC after the date of this prospectus that are incorporated or deemed to be incorporated by reference into this prospectus or that may be included in any applicable prospectus supplement, before making a decision to invest in our securities.
Each of the referenced risks and uncertainties could adversely affect our business, cash flows, operating results and financial condition, as well as the value of an investment in our securities. Such risks and uncertainties are not the only ones we face. Additional risks and uncertainties that are not presently known to us or that we currently believe are immaterial may adversely affect or otherwise materially harm our business, operating results and financial condition and the value of an investment in our securities, and could result in a complete loss of your investment.

USE OF PROCEEDS
We will not receive any proceeds from the sale of the Offered Shares by the Selling Shareholders. All shares of Common Stock offered by this prospectus are being registered for the account of the Selling Shareholders.

SELLING SHAREHOLDERS
References to the “Selling Shareholders” in this prospectus mean the persons listed in the table below, and certain additional selling shareholders to be set forth in a prospectus supplement, in a post-effective amendment or in filings we make with the SEC under the Exchange Act that are incorporated by reference in this prospectus, and the pledgees, donees, transferees, assignees, successors and others who later come to hold any of the Offered Shares as a result of a transfer not involving a public sale.
This prospectus relates to the possible resale by the Selling Shareholders of shares of our Common Stock. In connection with the closing of the Merger, we issued 50,000,000 shares of our Common Stock to the Selling Shareholders (including the Selling Shareholders to be set forth in a prospectus supplement, in a post-effective amendment or in filings we make with the SEC under the Exchange Act that are incorporated by reference in this prospectus). In connection with the Merger, we entered into the Registration Rights Agreement and other agreements regarding registration of the resale of the shares issued in the Merger. The registration statement of which this prospectus is a part is being filed pursuant to both the Merger Agreement and the Registration Rights Agreement. Under the Merger Agreement and the Registration Rights Agreement, among other things, subject to certain requirements and exceptions, we are required to file with the SEC a “shelf” registration statement on Form S-3 under the Securities Act to permit the resale of the Registrable Securities from time to time as permitted by Rule 415 under the Securities Act (or any similar provision adopted by the SEC then in effect), and to use our reasonable best efforts to cause the registration statement to remain effective, and to be supplemented and amended to the extent necessary to ensure that the registration statement is available or, if not available, that another registration statement is available, for the resale of all the Registrable Securities until no longer required under the Merger Agreement or the Registration Rights Agreement, as applicable.
Furthermore, under the Registration Rights Agreement, certain of the Selling Shareholders have demand rights and piggyback registration rights with respect to certain other underwritten offerings conducted by us for our own account or other shareholders of ours. The Merger Agreement and the Registration Rights Agreement contain customary indemnification and contribution obligations of ours for the benefit of the Selling Shareholders and vice versa, subject to certain qualifications and exceptions.
The Selling Shareholders may offer the shares for resale from time to time pursuant to this prospectus. The Selling Shareholders may also sell, transfer or otherwise dispose of all or a portion of its shares in transactions exempt from the registration requirements of the Securities Act or pursuant to another effective registration statement covering those shares. Information about the Selling Shareholders may change over time. As used in this prospectus, “Selling Shareholders” includes the donees, transferees, assignees, successors, heirs, executors, administrators, legal representatives, pledgees and others who may later hold the Selling Shareholders’ interests.
We do not know when or in what amounts the Selling Shareholders may offer shares for sale, and, other than as set forth herein, we currently have no agreements, arrangements or understandings with the Selling Shareholders regarding the sale or other disposition of any of the Offered Shares. Because the Selling Shareholders may offer all, some or none of the shares pursuant to this offering, no definitive estimate as to the number of shares that will be held by the Selling Shareholders after the offering can be provided.
The following table sets forth, as of the date of this prospectus, the name of the Selling Shareholders identified herein, the number of shares of Common Stock that such Selling Shareholders may offer pursuant to this prospectus and the number of shares of Common Stock owned by such Selling Shareholders before and after the offering. Solely for purposes of the table below, we have assumed that such Selling Shareholders will sell all of the Offered Shares and will make no other purchases or sales of Common Stock.

	Shares of Common Stock Beneficially Owned Prior to the Offering(1)		Number of Shares of Common Stock Being Offered Hereby	Shares of Common Stock Beneficially Owned After Completion of the Offering(1)(2)
Name	Number	Percent(3)		Number	Percent(3)
Entities affiliated with ECP ControlCo, LLC.(4)	22,043,724	6.08%	22,043,724	—	—
Canada Pension Plan Investment Board(5)	8,138,954	2.25%	7,531,358	607,596	*
AI Holdings (BVI) L.P.(6)	6,276,132	1.73%	6,276,132	—	—
Entities affiliated with BlackRock, Inc.(7)	1,732,990	*	1,732,990	—	—
Teacher Retirement System of Texas(8)	2,148,252	*	2,092,044	56,208	*
W. Thaddeus Miller(9)	328,181	*	328,181	—	—
John B. Hill	774,005	*	774,005	—	—
Andrew R. Novotny(10)	298,853	*	298,853	—	—
Zamir Rauf	321,947	*	321,947	—	—
Other Selling Shareholders (43 Persons)(11)	2,267,102	*	2,267,100	2	*
Other Selling Shareholders that beneficially own between 650,000 and 255,000 shares of Common Stock (7 Persons)(12)	3,143,290	*	3,063,448	79,842	*
Other Selling Shareholders that beneficially own between 254,999 and 2,000 shares of Common Stock (55 Persons)(13)	2,903,425	*	2,903,425	—	—

*
Denotes less than 1%.

(1)
Beneficial ownership is determined in accordance with the rules of the SEC, pursuant to which a person is deemed to be a “beneficial owner” of a security if that person has or shares voting power, which includes the power to vote or direct the voting of such security, or investment power, which includes the power to dispose of or to direct the disposition of such security. Under these rules, more than one person may be deemed a beneficial owner of the same securities, and a person may be deemed a beneficial owner of securities as to which such person has no economic interest. Except as otherwise indicated in these footnotes, each of the beneficial owners has, to our knowledge, sole voting and investment power with respect to the indicated shares of Common Stock.

(2)
Assumes that the Selling Shareholders sell all of the shares of Common Stock offered pursuant to this prospectus and will make no other purchases or sales of Common Stock.

(3)
Based on 362,355,476 shares of Common Stock outstanding as of January 7, 2026.

(4)
Includes 543,086 shares of Common Stock held by ECP IV-A Volt Holdings, LP; 91,013 shares of Common Stock held by ECP IV-B Volt Holdings, LP; 450,142 shares of Common Stock held by ECP IV-C Volt Holdings, LP; 1,182,716 shares of Common Stock held by ECP IV-D Volt Holdings, LP; 106,918 shares of Common Stock held by ECP III Volt Holdings, LLC; 3,599,243 shares of Common Stock held by ECP III-A Volt Holdings, LLC; 434,667 shares of Common Stock held by ECP III-B Volt Holdings, LLC; 1,487,983 shares of Common Stock held by ECP III-C Volt Holdings, LP; 1,836,426 shares of Common Stock held by ECP III-D Volt Holdings, LP; 3,718,414 shares of Common Stock held by ECP Checkerspot Holdings, LP; 7,270,971 shares of Common Stock held by ECP Calpine Continuation Fund, LP; 618,188 shares of Common Stock held by ECP Calpine Rollover Fund, LP; and 703,957 shares of Common Stock held by ECP Calpine Fund GP, LP.

ECP ControlCo, LLC is the managing member of each of Energy Capital Partners IV, LLC, Energy Capital Partners III, LLC and ECP Calpine GP, LLC.
Energy Capital Partners IV, LLC, as a result of its indirect control over each of the following entities, may be deemed to share beneficial ownership of the securities held of record by each of ECP IV-A Volt Holdings, LP, ECP IV-B Volt Holdings, LP, ECP IV-C Volt Holdings, LP, and ECP IV-D Volt Holdings, LP.

Energy Capital Partners III, LLC, as a result of its indirect control over each of the following entities, may be deemed to share beneficial ownership of the securities held of record by each of ECP III Volt Holdings, LLC, ECP III-A Volt Holdings, LLC, ECP III-B Volt Holdings, LLC, ECP III-C Volt Holdings, LP, ECP III-D Volt Holdings, LP, and ECP Checkerspot Holdings, LP.
ECP Calpine GP, LLC, as a result of its direct control over ECP Calpine Fund GP, LP and indirect control over each of the following entities, may be deemed to share beneficial ownership of the securities held of record by each of ECP Calpine Continuation Fund, LP and ECP Calpine Rollover Fund, LP.
As a result of the relationships described herein, ECP ControlCo, LLC may be deemed to share beneficial ownership of the securities that may be deemed to be beneficially owned by each of Energy Capital Partners IV, LLC, Energy Capital Partners III, LLC and ECP Calpine GP, LLC.
ECP ControlCo, LLC is controlled by its board of managers, which consists of Douglas Kimmelman, Peter Labbat, Tyler Reeder, Rahman D’Argenio, Raoul Hughes and Xavier Robert, all of whom collectively share the power to vote and dispose of the securities beneficially owned by ECP ControlCo, LLC. As a result of these relationships, each of ECP ControlCo, LLC and the individuals named herein may be deemed to share beneficial ownership of the securities that may be deemed to be beneficially owned by each of Energy Capital Partners IV, LLC, Energy Capital Partners III, LLC and ECP Calpine GP, LLC.
The address for each of the entities named in this footnote is c/o ECP, 40 Beechwood Road, Summit, NJ 07901.
(5)
Includes 7,531,358 shares of Common Stock held directly by Canada Pension Plan Investment Board (“CPPIB”). CPPIB may also be deemed to beneficially own an additional 607,596 shares of common stock through another wholly-owned subsidiary, which 607,596 shares are not being offered hereby. The principal business address of CPPIB is c/o Canada Pension Plan Investment Board, One Queen Street East, Suite 2500, Toronto, ON M5C 2W5 Canada.

(6)
The shares of Common Stock held directly by AI Holdings (BVI) L.P. may be deemed to be beneficially owned by AI Volt LLC (“AIV”), Access Industries Group Holdings LLC (“AIGH”), Grantor Trust Dated May 21, 2003 (“Grantor Trust”), Access Industries Management, LLC (“AIM”) and Mr. Len Blavatnik (all such persons collectively with AI Holdings (BVI) L.P., the “Access Filers”) because AIV controls a majority of the voting interests in AI Holdings (BVI) L.P., Grantor Trust controls a majority of the outstanding voting interests in AIGH, AIM controls AIGH and Mr. Blavatnik is the controlling person of AIM and controls a majority of the outstanding voting interests in AIGH. Each of the Access Filers (other than AI Holdings (BVI) L.P.), and each of their affiliated entities and the officers, partners, members and managers thereof, disclaims beneficial ownership of these securities. The principal business address of each of the Access Filers is c/o Access Industries Inc., 40 W. 57th Street, 28th Floor, New York, New York 10019.

(7)
The registered holders of the referenced shares of Common Stock to be registered are the following funds and accounts under management by subsidiaries of BlackRock, Inc.: ABR PE Investments, LP (83,681 shares of Common Stock); BIS Infrastructure Opportunities Fund PSS, L.P. (60,022 shares of Common Stock); BlackRock Private Equity Partners VI Master, L.P. (29,532 shares of Common Stock); BlackRock Private Equity Partners VI US, L.P. (2,113 shares of Common Stock); BlackRock Private Opportunities Fund III, L.P. (121,643 shares of Common Stock); Blue Peninsula Fund, L.P. (46,984 shares of Common Stock); BOPA1, L.P. (46,984 shares of Common Stock); Coastline Fund, L.P. (60,491 shares of Common Stock); Coin Private Opportunities, L.P. (16,736 shares of Common Stock); Fair Lane Investment Partners, L.P. (70,475 shares of Common Stock); Global Infrastructure Solutions 4 Master (Co-Invest) SCSp (240,089 shares of Common Stock); High Rock Direct Fund, L.P. (23,355 shares of Common Stock); HR US Infra Equity LP (98,531 shares of Common Stock); Infrastructure Opportunities Holdings SCSp (132,049 shares of Common Stock); Lincoln Pension Private Equity BR, L.P. (20,920 shares of Common Stock); Multi-Alternative Opportunities Fund (A), L.P. (54,216 shares of Common Stock); Multi-Alternative Opportunities Fund (B), L.P. (26,211 shares of Common Stock); NC Garnet Fund, L.P. (17,618 shares of Common Stock); NHRS Private Opportunities Fund, L.P. (63,388 shares of Common Stock); Oak Marsh Global Opportunities Fund, L.P. (11,745 shares of Common Stock); OV Private Opportunities, L.P. (31,694 shares of Common Stock); PEP ASGA Master, L.P. (16,903 shares of Common Stock); PEP Tellco Investments 1, L.P. (4,184 shares of Common Stock); POF III Cayman Master Fund, L.P. (125,447 shares of Common

Stock); POF III Scottish Master, L.P. (19,052 shares of Common Stock); Private Equity Partners VII Master, L.P. (55,878 shares of Common Stock); Private Equity Partners VII US, L.P. (3,954 shares of Common Stock); Tango Capital Opportunities Fund, L.P. (31,380 shares of Common Stock); The PA2014 Private Equity Fund I, L.P. (6,338 shares of Common Stock); Topanga Private Opportunities, L.P. (167,363 shares of Common Stock); Total Alternatives Fund — Infrastructure (B) LP (18,006 shares of Common Stock); and Total Alternatives Fund — Infrastructure LP (24,008 shares of Common Stock). BlackRock, Inc. is the ultimate parent holding company of such subsidiaries. On behalf of such subsidiaries, the applicable portfolio managers, as managing directors (or in other capacities) of such entities, and/or the applicable investment committee members of such funds and accounts, have voting and investment power over the shares held by the funds and accounts which are the registered holders of the referenced shares. Such portfolio managers and/or investment committee members expressly disclaim beneficial ownership of all shares held by such funds and accounts. The address of such funds and accounts, such subsidiaries and such portfolio managers and/or investment committee members is 50 Hudson Yards, New York, NY 10001. Shares shown include only the securities being registered for resale and may not incorporate all shares deemed to be beneficially held by BlackRock, Inc.
(8)
The principal business address of such Selling Shareholder is 1000 Red River Street, Austin, Texas 78701. An investment committee of more than three natural persons exercises voting and dispositive control of the shares of Common Stock held of record by the Teacher Retirement System of Texas, and the approval of a majority of the members of the investment committee is required in connection with any exercise of voting or dispositive rights with respect to the Common Stock. Accordingly, no other person is the beneficial owner of the shares of Common Stock beneficially owned by Teacher Retirement System of Texas.

(9)
Includes 98,168 shares of Common Stock beneficially owned by such Selling Shareholder and held through trusts, as well as 4,246 shares of Common Stock beneficially owned by such Selling Shareholder and held by the Selling Shareholder’s spouse.

(10)
Following the Merger, Mr. Novotny will be Senior Executive Vice President, Constellation Power Operations of Constellation, and President and CEO of Calpine.

(11)
Includes 43 other Selling Shareholders who are current or former members of Calpine management not otherwise listed above, within the group indicated, which collectively own less than 1% of the outstanding Common Stock prior to this offering.

(12)
Includes 7 other Selling Shareholders that received shares of Common Stock in connection with the DIK Transaction (as defined in the Merger Agreement) not otherwise listed above, within the group indicated, which collectively own less than 1% of outstanding Common Stock prior to this offering.

(13)
Includes 55 other Selling Shareholders that received shares of Common Stock in connection with the DIK Transaction (as defined in the Merger Agreement) not otherwise listed above, within the group indicated, which collectively own less than 1% of outstanding Common Stock prior to this offering.

Information about certain additional Selling Shareholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment or in filings we make with the SEC under the Exchange Act that are incorporated by reference in this prospectus, pursuant to General Instruction II.G. of Form S-3.

PLAN OF DISTRIBUTION
The Offered Shares are being registered to permit the Selling Shareholders (which as used herein means the persons listed in the table included herein under “Selling Shareholders,” including those persons to be set forth in a prospectus supplement, in a post-effective amendment or in filings we make with the SEC under the Exchange Act that are incorporated by reference in this prospectus), and the pledgees, donees, transferees, assignees, successors and others who later come to hold any of the Offered Shares as a result of a transfer not involving a public sale, to offer and sell the Offered Shares from time to time after the date of this prospectus. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale or at negotiated prices.
We will not receive any of the proceeds from the offering by the Selling Shareholders of the Offered Shares. However, pursuant to the Merger Agreement and the Registration Rights Agreement, Constellation will pay the expenses associated with the registration and sale of the Offered Shares by the Selling Shareholders, including up to $150,000 of legal fees incurred by certain of the Selling Shareholders (the “Registration Expenses”). The Selling Shareholders will pay, on a pro rata basis, all underwriting discounts and commissions and transfer taxes, if any, relating to the sale of such Selling Shareholders’ Registrable Securities, including any other legal fees incurred by the Selling Shareholders (the “Selling Expenses”).
The Selling Shareholders may use any one or more of the following methods when disposing of the Offered Shares or interests therein:
•
on the Nasdaq or any other national securities exchange or U.S. inter-dealer system of a registered national securities association on which the Common Stock may be listed or quoted at the time of sale;

•
an over-the-counter sale or distribution;

•
ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;

•
one or more underwritten offerings;

•
block trades in which a broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction, or in crosses in which the same broker acts as an agent on both sides;

•
purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•
an exchange distribution and/or secondary distribution in accordance with the rules of the applicable exchange;

•
privately negotiated transactions;

•
short sales, whether through a broker-dealer or themselves;

•
through distributions by any Selling Shareholder to its general or limited partners, members, managers affiliates, employees, directors or stockholders;

•
in options transactions;

•
directly to one or more purchasers;

•
through agents;

•
through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise; and

•
in any combination of the above or by any other legally available means available to and requested by the Selling Shareholders.

Each of the Selling Shareholders may, from time to time, pledge or grant a security interest in some of the shares of Common Stock owned by it and, if such Selling Shareholder defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell the shares, from time to time, under this prospectus, or under an amendment or supplement to this prospectus amending the list of the Selling Shareholders to include the pledgees, transferees or other successors-in-interest as Selling Shareholders under this prospectus. In connection with the sale of shares of Common Stock or interests therein, the Selling Shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of shares of Common Stock in the course of hedging the positions they assume. The Selling Shareholders may also sell shares of Common Stock short and deliver these securities to close out their short positions, or loan or pledge shares of Common Stock to broker-dealers that in turn may sell these securities. The Selling Shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or one or more derivative securities that require the delivery to such broker-dealer or other financial institution of the Offered Shares, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The Selling Shareholders also may transfer the shares of Common Stock in other circumstances, in which case the transferees, pledgees or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus.
The Selling Shareholders also may resell a portion of the Offered Shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule, or pursuant to other available exemptions from the registration requirements of the Securities Act.
The Selling Shareholders and any underwriters, broker-dealers or agents that participate in the sale of shares of Common Stock or interests therein may be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares of Common Stock may constitute underwriting discounts and commissions under the Securities Act. If any Selling Shareholder is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act, then such Selling Shareholder will be subject to the prospectus delivery requirements of the Securities Act. Underwriters and their controlling persons, dealers and agents may be entitled, under agreements entered into by such underwriters, controlling persons, dealers or agents and the Selling Shareholders, to indemnification against and contribution toward specific civil liabilities, including liabilities under the Securities Act.
To the extent required, the shares of Common Stock to be sold, the respective purchase prices and public offering prices, the names of any agents, dealers or underwriters and any applicable discounts, commissions, concessions or other compensation with respect to a particular offering will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.
To facilitate the offering of the shares of Common Stock offered by the Selling Shareholders, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the Common Stock. This may include over-allotments or short sales, which involve the sale by persons participating in the offering of more shares than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option(s), if any. In addition, these persons may stabilize or maintain the price of the Common Stock by bidding for or purchasing shares of Common Stock in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if shares sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the Common Stock at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

LEGAL MATTERS
The validity of the securities being offered by this prospectus will be passed upon by Ballard Spahr LLP, Philadelphia, Pennsylvania. In connection with particular offerings of the securities in the future, and if stated in the applicable prospectus supplement, the validity of those securities may be passed upon for us by Ballard Spahr LLP, Philadelphia, Pennsylvania, and for any underwriters or agents by counsel named in the applicable prospectus supplement.

EXPERTS
The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control Over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K of Constellation for the year ended December 31, 2024 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
The financial statements of Calpine Corporation as of December 31, 2024 and 2023, and for each of the three years in the period ended December 31, 2024, incorporated by reference in this prospectus have been audited by Deloitte & Touche LLP, an independent auditor, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION
Constellation files reports and other information with the SEC. The public may read and copy any reports or other information that we file with the SEC at the SEC’s public reference room, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. The public may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. These documents are also available to the public from commercial document retrieval services and at the web site maintained by the SEC at http://www.sec.gov. You may also obtain a copy of the registration statement at no cost by writing us at the following address:
Constellation Energy Corporation
Attn: Director, Investor Relations
1310 Point Street
Baltimore, MD 21231
833-447-2783
This prospectus is one part of a registration statement filed on Form S-3 with the SEC under the Securities Act. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. For further information concerning us and the Securities, you should read the entire registration statement, including this prospectus and any related prospectus supplements, and the additional information described under the sub-heading “Documents Incorporated by Reference” below. The registration statement has been filed electronically and may be obtained in any manner listed above. Any statements contained herein concerning the provisions of any document are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the registration statement or otherwise filed with the SEC. Each such statement is qualified in its entirety by such reference.
Information about us is also available on Constellation’s web site at http://www.constellationenergy.com. The information on Constellation’s web site is not incorporated into this prospectus by reference, and you should not consider it a part of this prospectus.

DOCUMENTS INCORPORATED BY REFERENCE
The SEC allows us to “incorporate by reference” information that we file with the SEC, which means that we can disclose important information to you by referring you to the documents we file with the SEC. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. This incorporation by reference does not include documents that are furnished but not filed with the SEC. We incorporate by reference the documents listed below and any future documents that we file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act but prior to the termination of any offering of securities made by this prospectus:
•
our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on February 18, 2025 (our “2024 Annual Report”);

•
our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2025, filed with the SEC on May 6, 2025, the quarter ended June 30, 2025, filed with the SEC on August 7, 2025, and the quarter ended September 30, 2025, filed with the SEC on November 7, 2025 (our “2025 Quarterly Reports”);

•
the portions of our Definitive Proxy Statement on Schedule 14A for our 2025 Annual Meeting of Shareholders, filed on March 19, 2025, that are incorporated by reference in Part III of our 2024 Annual Report;

•
our Current Reports on Form 8-K filed with the SEC on January 13, 2025, May 1, 2025, July 22, 2025, September 29, 2025, November 12, 2025, November 18, 2025, November 21, 2025, December 9, 2025, December 9, 2025, December 17, 2025, December 23, 2025, and January 7, 2026, in each case, excluding Items 2.02 or 7.01.

Upon written or oral request, we will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of any or all of such documents which are incorporated herein by reference (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this prospectus incorporates). Written or oral requests for copies should be directed to Constellation Energy Corporation, Attn: Director, Investor Relations, 1310 Point Street Baltimore, MD 21231, 833-447-2783.
Any statement contained in this prospectus, or in a document all or a portion of which is incorporated by reference, shall be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, any supplement or any document incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus.
All reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment, which indicates that all of a class of securities offered hereby have been sold or which deregisters all of a class of securities then remaining unsold, shall be deemed incorporated by reference herein and to be a part hereof from the date of filing of such documents.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.   Other Expenses of Issuance and Distribution.
Set forth below are the expenses (other than underwriting discounts and commissions) expected to be incurred in connection with the distribution of the securities registered hereby, all of which will be borne by Constellation, except as noted below.
SEC registration fee		$2,421,434.77*
Accounting fees and expenses		**
Legal fees and expenses(1)		**
Printing expenses		**
Transfer agent’s fees and expenses		**
Miscellaneous expenses(1)		**
Total expenses	$	**

*
With respect to the registration fee applicable to the shares of Common Stock to be sold by the Selling Shareholders to be set forth in a prospectus supplement, in a post-effective amendment or in filings Constellation makes with the SEC under the Exchange Act that are incorporated by reference into the prospectus pursuant to General Instruction II.G. of Form S-3, Constellation is deferring payment of the registration fee in reliance on Rule 456(b) and 457(r) under the Securities Act.

**
Estimated expenses are not presently known.

(1)
Pursuant to the Merger Agreement and the Registration Rights Agreement, Constellation will pay the Registration Expenses, which are generally the fees and expenses associated with the registration and sale of the Offered Shares by the Selling Shareholders, except the Selling Expenses, which include certain fees and expenses of counsel engaged by the Selling Shareholders and stock transfer taxes.

Item 15.   Indemnification of Directors and Officers.
Chapter 17, Subchapter D of the Pennsylvania Business Corporation Law of 1988, as amended (the “PBCL”), contains provisions permitting indemnification of officers and directors of a business corporation incorporated in Pennsylvania. Sections 1741 and 1742 of the PBCL provide that a business corporation may indemnify directors and officers against liabilities and expenses he or she may incur in connection with a threatened, pending or completed civil, administrative or investigative proceeding by reason of the fact that he or she is or was a representative of the corporation or was serving at the request of the corporation as a representative of another enterprise, provided that the particular person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. In general, the power to indemnify under these sections does not exist in the case of actions against a director or officer by or in the right of the corporation if the person otherwise entitled to indemnification shall have been adjudged to be liable to the corporation, unless it is judicially determined that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnification for the expenses the court deems proper. Section 1743 of the PBCL provides that the corporation is required to indemnify directors and officers against expenses they may incur in defending these actions if they are successful on the merits or otherwise in the defense of such actions.
Section 1746 of the PBCL provides that indemnification under the other sections of Subchapter D is not exclusive of other rights that a person seeking indemnification may have under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, whether or not the corporation would have the power to indemnify the person under any other provision of law. However, Section 1746 prohibits indemnification in circumstances where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

Section 1747 of the PBCL permits a corporation to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a representative of another enterprise, against any liability asserted against such person and incurred by him or her in that capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify the person against such liability under Subchapter D.
Constellation’s Second Amended and Restated Bylaws (“Bylaws”) provide that it is obligated to indemnify directors and officers and other persons designated by the board of directors against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) actually and reasonably incurred or suffered in connection with any proceeding.
Constellation’s Bylaws provide that no indemnification shall be made in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.
As permitted by PBCL Section 1713, Constellation’s Bylaws provide that directors generally will not be personally liable for monetary damages for any action taken, or any failure to take any action unless: (i) such director has breached or failed to perform the duties of his or her office under Subchapter B of Chapter 17 of the PBCL; and (ii) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness.
Constellation has entered into indemnification agreements with each of its directors. Constellation currently maintains liability insurance for its directors and officers. In addition, the directors, officers and employees of Constellation are insured under policies of insurance, within the limits and subject to the limitations of the policies, against claims made against them for acts in the discharge of their duties, and Constellation is insured to the extent that it is required or permitted by law to indemnify the directors, officers and employees for such loss. The premiums for such insurance are paid by Constellation.
Item 16.   Exhibits.
Exhibit No.	Description
2.1†	Agreement and Plan of Merger, dated as of January 10, 2025, by and among Calpine Corporation, CPN CS Holdco Corp., CPN CKS Corp., Constellation Energy Corporation, Cascade Transco Inc., Cascade Transco — 1, LLC and Volt Energy Holdings GP, LLC, solely in its capacity as the representative of the stockholders of Calpine Corporation (incorporated by reference to Exhibit 2.1 to Constellation Energy Corporation’s Current Report on Form 8-K, File No. 001-41137, filed on January 10, 2025).
3.1	Amended and Restated Articles of Incorporation of Constellation Energy Corporation, effective January 31, 2022 (incorporated by reference to Exhibit 3.1 to Constellation Energy Corporation’s Current Report on Form 8-K, File No. 001-41137, filed on February 2, 2022).
3.2	Second Amended and Restated Bylaws of Constellation Energy Corporation, effective July 26, 2022 (incorporated by reference to Exhibit 3.1 to Constellation Energy Corporation’s Current Report on Form 8-K, File No. 001-41137, filed on July 29, 2022).
5.1*	Opinion of Ballard Spahr LLP.
10.1	Registration Rights Agreement, dated as of January 7, 2026, by and among Constellation Energy Corporation and the persons party thereto (incorporated by reference to Exhibit 10.1 to Constellation Energy Corporation’s Current Report on Form 8-K, File No. 001-41137, filed on January 7, 2026).
23.1*	Consent of PricewaterhouseCoopers LLP.
23.2*	Consent of Deloitte & Touche LLP relating to Calpine Corporation.
23.3*	Consent of Ballard Spahr LLP (included in Exhibit 5.1).
24.1*	Power of Attorney (included on signature page hereto).
107*	Filing Fee Table.

†
Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Constellation will furnish the omitted schedules to the SEC upon request by the SEC.

*
Filed herewith.

Item 17.   Undertakings.
(a)
The undersigned registrant hereby undertakes:

(1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)   To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)   To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act, that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.
(2)   That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)   That, for the purpose of determining liability under the Securities Act to any purchaser:
(i)   Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii)   Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5)   That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)   Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)   Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)   The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)   Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baltimore, State of Maryland, on this 7th day of January, 2026.
CONSTELLATION ENERGY CORPORATION
/s/ JOSEPH DOMINGUEZ Joseph Dominguez President and Chief Executive Officer (Principal Executive Officer) and Director	/s/ SHANE P. SMITH Shane P. Smith Executive Vice President and Chief Financial Officer (Principal Financial Officer)
/s/ MATTHEW N. BAUER Matthew N. Bauer Senior Vice President and Controller (Principal Accounting Officer)
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joseph Dominguez or Shane P. Smith and each or any one of them, his or her true and lawful attorneys in fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any registration statement relating to any offering made pursuant to this registration statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys in fact and agents, and each of them, full power and authority to perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ JOSEPH DOMINGUEZ Joseph Dominguez	President and Chief Executive Officer and Director (Principal Executive Officer)	January 7, 2026
/s/ SHANE P. SMITH Shane P. Smith	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	January 7, 2026
/s/ MATTHEW N. BAUER Matthew N. Bauer	Senior Vice President and Controller (Principal Accounting Officer)	January 7, 2026
/s/ YVES C. DE BALMANN Yves C. de Balmann	Director	January 7, 2026
/s/ BRADLEY M. HALVERSON Bradley M. Halverson	Director	January 7, 2026
/s/ CHARLES L. HARRINGTON Charles L. Harrington	Director	January 7, 2026

Signature	Title	Date
/s/ JULIE HOLZRICHTER Julie Holzrichter	Director	January 7, 2026
/s/ DHIAA JAMIL Dhiaa Jamil	Director	January 7, 2026
/s/ ASHISH KHANDPUR Ashish Khandpur	Director	January 7, 2026
/s/ ROBERT L. LAWLESS Robert L. Lawless	Director	January 7, 2026
/s/ JOHN M. RICHARDSON John M. Richardson	Director	January 7, 2026
/s/ NNEKA RIMMER Nneka Rimmer	Director	January 7, 2026
/s/ EILEEN PATERSON Eileen Paterson	Director	January 7, 2026